Filed With the Securities and Exhange Commission on August 7, 2000 Registration No.

                                            UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ARGONAUT GROUP, INC.
                           (Exact name of issuer as specified in its charter)

                               DELAWARE 95-4057601
                (State of other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

               250 MIDDLEFIELD ROAD, MENLO PARK, CALIFORNIA 94025
               (Address of Principal Executive Offices) (Zip Code)

                              ARGONAUT GROUP, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the Plan)
 JAMES B HALLIDAY                            Copies to:
 Vice President and Treasurer                Edmund M. Kaufman, Esq.
 Argonaut Group, Inc.                        Richard C. Wirthlin, Esq.
 250 Middlefield Road                        Irell & Manella  LLP
 Menlo Park, California   94025              1800 Avenue of the Stars, Ste. 900
 Telephone:  (650) 858-6600                  Los Angeles, California   90067
 (Name and address of agent for service)     Telephone:  (310) 277-1010

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------
                          Proposed     Proposed
Title of                               Maximum           Maximum
Securities                 Amount      Offering          Aggregate  Amount of
to be                      to be       Price             Offering   Registration
Registered                 Registered  per Share (1)     Price      Fee
------------------------------------------------------------------------

Common Stock Issuable        500,000   $14.750         $ 7,375,000  $1,947.00
upon exercise of options     shares
and/or stock appreciation
rights
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating th e registration fee. The fee has been calculated pursuant to Rule 457(g) based upon the closing price per share of the Registrant's Common Stock on the NASDAQ National Market System on August 1, 2000, a date within 15 days prior to the date of filing of this Registration Statement.

                                EXPLANATORY NOTE

Argonaut   Group,   Inc.  (the  "Company")   filed   registration statements on
Form S-8 on February 13, 1987 (Reg. No. 33-12034), on December 9, 1997 (Reg. No. 333-10712) and on August 27, 1999 (Reg. No. 333-86101) (collectively, the
"Previous Registrations")relating to the registration of shares of common stock, $0.10 par value per share ("Common Stock"), of the Company.

                  Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 500,000 shares of the Company's Common Stock which may be acquired upon the exercise of stock options granted to employees of the Company.

                  The  Previous   Registrations   are  hereby   incorporated  by
reference pursuant to General Instruction E of Form S-8.

                                     PART II

Item 1.  Incorporation of Documents by Reference.

         The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

(a) The annual report on Form 10-K of the Registrant for the year ended December 31, 1999. The discussion of the Registrant's consolidated operating results on page 7 of the Form 10-Q of the Registrant for the quarterly period ended March 31, 2000 incorporated herein by reference and the discussion of commitments and contingencies on page 8 of the Form 10-Q of the Registrant for the quarterly period ended June 30, 2000 incorporated herein by reference should be read in conjunction with the audited consolidated financial statements incorporated herein by reference.

     (b) The quarterly reports on Form 10-Q of the Registrant for the quarters ended March 31, 2000 and June 30, 2000.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                Item 8. EXHIBITS.



       -------------------------- ---------------------------------------------
                EXHIBIT
                NUMBER                                         DESCRIPTION
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                   5              Legal Opinion of Irell & Manella LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.1             Consent of Independent Public Accountants -
                                  Arthur Andersen LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.2             Consent of Irell & Manella LLP (included in
                                  legal opinion filed as Exhibit 5)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  24              Power of Attorney (included on the signature
                                  pages filed herewith)
       -------------------------- ---------------------------------------------
         (1) Filed herewith





                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 3, 2000.


                                                     ARGONAUT GROUP, INC.



                                                   By  /s/ Mark E. Watson, III
                                                   Mark E. Watson, III
                                                   President and Director
                                                  (Principal Executive Officer)

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Argonaut Group, Inc., a Delaware corporation, do hereby constitute and appoint Mark E. Watson, III and James B Halliday, and each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of August 3, 2000.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 3, 2000 in the capacities indicated.

SIGNATURE                                                 TITLE
---------                                                 -----
/s/ Mark E. Watson, III                            President and Director
------------------------------------
Mark E. Watson, III                               (Principal Executive Officer)
/s/ James B Halliday                                Vice President and Treasurer
--------------------------------------------
James B Halliday                                  (Principal Accounting Officer)
/s/ Jerrold V. Jerome                                     Director
--------------------------------------------
Jerrold V. Jerome
/s/ Judith R. Nelson                                      Director
--------------------------------------------
Judith R. Nelson
/s/ John R. Power, Jr.                                    Director
--------------------------------------------
John R. Power, Jr.

SIGNATURE                                                 TITLE
/s/ George A. Roberts                                     Director
--------------------------------------------
George A. Roberts

/s/ Gary V. Woods                                         Director
--------------------------------------------
Gary V. Woods

                                            LIST OF EXHIBITS



       -------------------------- ---------------------------------------------
                EXHIBIT
                NUMBER                                         DESCRIPTION
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                   5              Legal Opinion of Irell & Manella LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.1             Consent of Independent Public Accountants -
                                  Arthur Andersen LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.2             Consent of Irell & Manella LLP (included in
                                  legal opinion filed as Exhibit 5)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  24              Power of Attorney (included on the signature
                                  pages filed herewith)
       -------------------------- ---------------------------------------------

         (1) Filed herewith

                                                                     EXHIBIT 5


                      LEGAL OPINION OF IRELL & MANELLA LLP
                       [LETTERHEAD OF IRELL & MANELLA LLP]
                                 August 3, 2000




Argonaut Group, Inc.
250 Middlefield Road
Menlo Park, California 94025


Ladies and Gentlemen:
         We have acted as counsel for Argonaut Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about August 3, 2000 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering
500,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares").

         As your counsel in connection with this transaction, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,

                                                       /s/ Irell & Manella  LLP
                                                            Irell & Manella LLP

                                                                 EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, incorporated by reference in Argonaut Group, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.


 /s/ Arthur Andersen LLP
San Francisco, California
August 3, 2000